ORION ENGINEERED CARBONS S.A.

Exhibit 99.1	INVESTOR CONTACT: Wendy Wilson Investor Relations +1 281-974-0155
Orion Engineered Carbons S.A. Announces
Third Quarter Financial Results

HOUSTON—Nov. 4, 2021—Orion Engineered Carbons S.A. (NYSE: OEC), a global supplier of specialty and high-performance carbon black, today announced financial results for the third quarter of 2021.
Third Quarter 2021 Highlights
•Reinstated dividend at a level that enhances shareholder returns without impeding continued investments aimed at driving growth in differentiated applications and raising Orion’s long-term earnings potential
•Continued strong performance in our Specialty business, despite disruptions to the global economy
•Advanced key investments: U.S. emissions controls, Ravenna expansion, and initiated construction of second plant in China, positioning the company for growth from increased demand for carbon black in the rapidly expanding Asia-Pacific region
•Refinanced term debt with 7-year, sustainability-linked Term Loan B — among the first by a public corporate issuer in the U.S.
•Approximately two-thirds of 2022 EMEA and Americas Rubber business volumes contracted — at higher pricing to recover additional costs and to finance ongoing investments
•Net sales of $393.1 million, up $111.1 million, year over year
•Net income of $21.0 million, up $12.0 million, year over year
•Basic EPS of $0.35, up $0.20, year over year
•Adjusted EPS1 of $0.45, up $0.11, year over year
•Adjusted EBITDA1 of $66.4 million, up $11.4 million, year over year
1 The reconciliations of Non-GAAP measures to the respective most comparable GAAP measures are provided in the section titled Reconciliation of Non-GAAP Financial Measures below.
"The Orion team delivered a solid third quarter—in line with our expectations, with Adjusted EBITDA up 21% percent, year-on-year, despite slightly weaker demand conditions than in the first half of 2021. The team advanced several key projects and turnarounds in the quarter. Notably, we started up the air emissions controls in Ivanhoe. While we expect to manage through typical start-up challenges in the early months of operation, we are very pleased with what we have accomplished thus far. We also successfully concluded negotiations with several of our customers. We have approximately two-thirds of our Americas and EMEA Rubber volume under contract for 2022 with new agreements at higher pricing, reflecting cost trends and on-going investments,” said Corning Painter, chief executive officer.

Mr. Painter continued, “I am also proud of the team that successfully completed the refinancing of our existing term debt via a sustainability-linked term loan that was well received by investors both in Europe and the U.S. Finally, from a capital allocation

ORION ENGINEERED CARBONS S.A.
perspective, with the recent reinstatement of our dividend, we are well positioned to resume returning cash to shareholders while also comfortably advancing investments focused on capturing growth in differentiated applications, driving sustainability, safely executing our final two air emissions up-grades in the U.S., and positioning the company to generate substantial discretionary cash flow in 2023.”
Third Quarter 2021 Overview:

(In millions, except per share data or stated otherwise)	Q3 2021	Q3 2020	Y/Y Change	Y/Y Change in %
Volume (kmt)	236.9	237.0	(0.1)	(0.1)%
Net sales	393.1	282.0	111.1	39.4%
Income from operations	40.3	24.1	16.2	66.8%
Net income	21.0	9.0	12.0	133.5%
Contribution margin	140.5	118.2	22.3	18.9%
Contribution margin per metric ton	593.1	498.6	94.5	19.0%
Adjusted EBITDA (1)	66.4	55.0	11.4	20.8%
Basic EPS	0.35	0.15	0.20	133.3%
Diluted EPS	0.35	0.15	0.20	133.3%
Adjusted EPS(1)	0.45	0.34	0.11	0.32
(1)The reconciliations of these non-GAAP measures to the respective most comparable GAAP measures are provided in the section titled Reconciliation of Non-GAAP Financial Measures.

Volumes decreased by 0.1 kmt, year over year, primarily due to lower volume in the Rubber Carbon Black segment, partially offset by higher demand in our Specialty Carbon Black segment, across all applications and geographies, primarily driven by global recovery from the COVID-19 induced economic downturn.

Net sales increased by $111.1 million, or 39.4%, year over year, driven primarily by the impact of passing through higher feedstock costs and favorable product mix.

Income from operations increased by $16.2 million, or 66.8%, to $40.3 million, year over year, driven primarily by favorable product mix across both businesses, the impact of passing through higher feedstock costs, higher co-generation profitability and higher sales volume in our Specialty Carbon Black segment, partially offset by higher fixed costs.

Net income increased by $12.0 million, or 133.5%, to $21.0 million, year over year, driven primarily by favorable product mix, higher sales volume in our Specialty Carbon Black segment, and the impact of passing through higher feedstock costs, partially offset by higher fixed costs.

Contribution margin increased by $22.3 million, or 18.9%, to $140.5 million, year over year, primarily due to favorable product mix, the impact of passing through higher feedstock costs, and higher sales volume in our Specialty Carbon Black segment.

Adjusted EBITDA increased by $11.4 million, or 20.8%, to $66.4 million, year over year, primarily due to favorable product mix, the impact of passing through higher feedstock costs and higher sales volume in our Specialty Carbon Black segment, partially offset by higher fixed costs.

ORION ENGINEERED CARBONS S.A.
Quarterly Business Segment Results

SPECIALTY CARBON BLACK
(In millions, unless stated otherwise)	Q3 2021	Q3 2020	Y/Y Change	Y/Y Change in %
Volume (kmt)	63.9	58.8	5.1	8.7%
Net sales	150.2	103.6	46.6	45.0%
Gross profit	51.6	37.1	14.5	39.0%
Gross profit per metric ton	807.5	631.6	175.9	27.9%
Adjusted EBITDA	39.0	26.5	12.5	47.4%
Adjusted EBITDA/metric ton	610.7	450.5	160.2	35.6%
Adjusted EBITDA Margin (%)	26.0%	25.5%	50bps	1.7%
Net sales rose by $46.6 million, or 45.0%, to $150.2 million, year over year, primarily driven by the impact of passing through higher feedstock costs and favorable product mix.
Specialty Adjusted EBITDA rose by $12.5 million, or 47.4%, to $39.0 million, year over year, primarily due to higher sales volume and favorable product mix, partially offset by higher fixed costs. Year over year, Adjusted EBITDA margin rose 50 basis points to 26.0%.

RUBBER CARBON BLACK
(In millions, unless stated otherwise)	Q3 2021	Q3 2020	Y/Y Change	Y/Y Change in %
Volume (kmt)	173.0	178.2	(5.2)	(3.0)%
Net sales	242.9	178.4	64.5	36.1%
Gross profit	47.1	42.1	5.0	12.0%
Gross profit per metric ton	281.6	236.0	45.6	15.4%
Adjusted EBITDA	27.4	28.5	(1.1)	(4.0)%
Adjusted EBITDA/metric ton	158.4	160.0	(1.6)	1.0%
Adjusted EBITDA Margin (%)	11.3%	16.0%	(470)bps	(29.5)%
Rubber Carbon Black volumes declined by 5.2 kmt, or 3.0%, year over year, reflecting lower demand.
Net sales increased by $64.5 million, or 36.1%, to $242.9 million, year over year, primarily due to the impact of passing through higher feedstock costs, partially offset by lower volume.

Rubber Adjusted EBITDA declined by $1.1 million, or 4.0%, to $27.4 million, year over year, driven by the impact of passing through higher feedstock costs and favorable product mix, partially offset by lower volume and higher fixed costs. Adjusted EBITDA margin decreased 470 basis points to 11.3%, year over year.

Balance Sheet and Cash Flows
As of September 30, 2021, the company had total liquidity of $337.0 million, including cash and equivalents of $62.3 million, $238.8 million under our revolving credit facility capacity, including ancillary lines, and $35.9 million of capacity under other available credit lines. Net debt was $653.5 million and net leverage was 2.32x.

ORION ENGINEERED CARBONS S.A.
Cash Flow
Cash inflows from operating activities amounted to $121.3 million for the nine months ended September 30, 2021, and rose $28.9 million, year over year, primarily driven by higher net income due to improved operating results and proceeds from settling the longstanding Evonik dispute, partially offset by higher working capital.
Net cash used in investing activities was $113.7 million for the nine months ended September 30, 2021, down $6.7 million, year over year, primarily driven by the timing of EPA-related capital expenditures.
Net cash used in financing activities of $7.6 million for the nine months ended September 30, 2021, compared to cash provided by financing activities of $60.9 million in the prior year period, primarily reflects repayments under our senior secured revolving credit facilities. Our financing activity included refinancing of our term loan and associated costs. Net cash provided by financing during 2020 reflects management bolstering its cash position to successfully manage through the pandemic in the year ago period.
Outlook
"As we approach the end of an exceptional year, we are narrowing our Adjusted EBITDA guidance to a range of $265 million to $280 million, amid dynamic market conditions including supply chain and inflationary pressures, and the delayed start-up of our Ivanhoe plant,” Mr. Painter concluded.
Conference Call
As previously announced, Orion will hold a conference call tomorrow, Friday, November 5, 2021, at 8:30 a.m. (EDT). The dial-in details for the live conference call are as follow:

U.S. Toll Free:	1-877-407-4018
International:	1-201-689-8471
A replay of the conference call may be accessed by phone at the following numbers through November 12, 2021:

U.S. Toll Free:	1-844-512-2921
International:	1-412-317-6671
Conference ID:	13723520
Additionally, an archived webcast of the conference call will be available on the Investor Relations section of the company’s website at www.orioncarbons.com.
To learn more about Orion, visit the company’s website at www.orioncarbons.com, where we regularly post information including notification of events, news, financial performance, investor presentations and webcasts, non-GAAP reconciliations, SEC filings and other information regarding our company, its businesses and the markets it serves.
About Orion Engineered Carbons
Orion Engineered Carbons (NYSE:OEC) is a global supplier of carbon black products including high-performance specialty gas blacks, acetylene blacks, furnace blacks, lamp blacks, thermal blacks, and other carbon blacks that tint, colorize and

ORION ENGINEERED CARBONS S.A.
enhance the performance of polymers, plastics, paints and coatings, inks and toners, textile fibers, adhesives and sealants, batteries, tires, and mechanical rubber goods, such as automotive belts and hoses. The company has over 125 years of history providing customized solutions from a network of 14 global production sites and is dedicated to responsible business practices that emphasize reliability, innovation and sustainability. For more information, please visit orioncarbons.com.
Forward-Looking Statements
This document contains and refers to certain forward-looking statements with respect to our financial condition, results of operations and business, including those in the “Outlook” and “Quarterly Business Segment Results” sections above. These statements constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Forward-looking statements include, among others, statements concerning the potential exposure to market risks, statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions and statements that are not limited to statements of historical or present facts or conditions. Forward-looking statements are typically identified by words such as “anticipate,” "assume," “assure,” “believe,” “confident,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “objectives,” “outlook,” “probably,” “project,” “will,” “seek,” “target” “to be,” and other words of similar meaning.
These forward-looking statements include, without limitation, statements about the following matters: • our strategies for (i) mitigating the impacts of the global outbreak of the Coronavirus, (ii) strengthening our position in specialty carbon blacks and rubber carbon blacks, (iii) increasing our rubber carbon black margins and (iv) strengthening the competitiveness of our operations; • the ability to pay dividends at historical dividend levels or at all; • cash flow projections; • the installation of pollution control technology in our U.S. manufacturing facilities pursuant to the EPA consent decree; • the outcome of any in-progress, pending or possible litigation, arbitration or regulatory proceedings; and • our expectation that the markets we serve will continue to grow.
All these forward-looking statements are based on estimates and assumptions that, although believed to be reasonable, are inherently uncertain. Therefore, undue reliance should not be placed upon any forward-looking statements. There are important factors that could cause actual results to differ materially from those contemplated by such forward-looking statements. These factors include, among others: • the effects of the COVID-19 pandemic on our business and results of operations; • negative or uncertain worldwide economic conditions; • volatility and cyclicality in the industries in which we operate; • operational risks inherent in chemicals manufacturing, including disruptions as a result of severe weather conditions and natural disasters; • our dependence on major customers and suppliers; • our ability to compete in the industries and markets in which we operate; • our ability to address changes in the nature of future transportation and mobility concepts which may impact our customers and our business; • our ability to develop new products and technologies successfully and the availability of substitutes for our products; • our ability to implement our business strategies; • volatility in the costs and availability of raw materials and energy; • our ability to respond to changes in feedstock prices and quality; • our ability to realize benefits from investments, joint ventures, acquisitions or alliances; • our ability to realize benefits from planned plant capacity expansions and site development projects and the potential delays to such expansions and projects; • information technology systems failures, network disruptions and breaches of data security; • our relationships with our workforce, including negotiations with labor unions, strikes and work stoppages; • our ability to recruit or retain key management and personnel; • our exposure to political or country risks inherent in doing business in some countries; • geopolitical events in the European Union (“EU”), and in particular the ultimate future relations between the EU and the United Kingdom; • environmental, health and safety regulations, including nanomaterial and greenhouse gas emissions regulations, and the related costs of maintaining compliance and addressing liabilities; • possible future investigations and enforcement actions by governmental or supranational agencies; • our operations as a company in the chemical sector, including the related risks of leaks, fires and toxic releases; • market and regulatory changes that may affect our ability to sell or otherwise benefit from co-generated energy; • litigation or legal proceedings, including product liability and environmental claims; • our ability to protect our intellectual property rights and know-how; • our ability to generate the funds required to service our debt and finance our operations; • fluctuations in foreign currency exchange and interest rates; • the availability and efficiency of hedging; • changes in international and local economic conditions, including with regard to the Euro, dislocations in credit and capital markets and inflation or deflation; • potential impairments or write-offs of certain assets; • required increases in our pension fund contributions; • the adequacy of our insurance coverage; • changes in our jurisdictional earnings mix or in the tax laws or accepted interpretations of tax laws in those jurisdictions; • challenges to our decisions and assumptions in assessing and complying with our tax obligations; and • potential difficulty in obtaining or enforcing judgments or bringing legal actions against Orion Engineered Carbons S.A. (a Luxembourg incorporated entity) in the United States (“U.S.”).

ORION ENGINEERED CARBONS S.A.
You should not place undue reliance on forward-looking statements. We present certain financial measures that are not prepared in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies. These non-U.S. GAAP measures are Contribution Margin, Contribution Margin per metric ton, Adjusted EBITDA, Adjusted EPS, Net Working Capital and Capital Expenditures. Adjusted EBITDA, Adjusted EPS, Contribution Margin and Net Working Capital are not measures of performance under U.S. GAAP and should not be considered in isolation or construed as substitutes for net sales, consolidated profit (loss) for the period, income from operations, gross profit or other U.S. GAAP measures as an indicator of our operations in accordance with U.S. GAAP. For a reconciliation of these non-U.S. GAAP financial measures to the most directly comparable U.S. GAAP measures, see table titled Reconciliation of Non-GAAP to GAAP Financial Measures.
Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include those factors detailed under the captions “Note Regarding Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and in Note S, Commitments and Contingencies. to our audited consolidated financial statements regarding contingent liabilities, including litigation. It is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statement - including those in the “2021 Outlook” and “Quarterly Business Segment Results” sections above - as a result of new information, future events or other information, other than as required by applicable law.
Reconciliation of Non-GAAP Financial Measures
We present certain financial measures that are not prepared in accordance with U.S. GAAP or the accounting standards of any other jurisdiction and may not be comparable to other similarly titled measures of other companies. These non-U.S. GAAP measures are - but are not limited to - Contribution Margin, Contribution Margin per Metric Ton (collectively, “Contribution Margins”), Adjusted EBITDA, Net Working Capital and Capital Expenditures. We define Contribution Margin as revenue less variable costs (such as raw materials, packaging, utilities and distribution costs). We define Contribution Margin per Metric Ton as Contribution Margin divided by volume measured in metric tons. We define Adjusted EBITDA as income from operations before depreciation and amortization, restructuring expenses, consulting fees related to Company strategy, gain related to legal settlement, share of profit or loss of joint venture and certain other items. Adjusted EBITDA is defined similarly in the Credit Agreement. Adjusted EBITDA is used by our management to evaluate our operating performance and make decisions regarding allocation of capital because it excludes the effects of items that have less bearing on the performance of our underlying core business. We define Net Working Capital as inventories plus current trade receivables minus trade payables. We define Capital Expenditures as cash paid for the acquisition of intangible assets and property, plant and equipment as shown in the consolidated financial statements. We also use Segment Adjusted EBITDA Margin, which we define as Adjusted EBITDA for the relevant segment divided by the revenue for that segment.
We use Adjusted EBITDA, Contribution Margins and Net Working Capital, as well as Adjusted EBITDA by segment and Segment Adjusted EBITDA Margin, as internal measures of performance to benchmark and compare performance among our own operations. We use these measures, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of our business. We believe these measures are useful measures of financial performance in addition to consolidated net income for the period, income from operations and other profitability measures under GAAP because they facilitate operating performance comparisons from period to period and company to company and, with respect to Contribution Margin, eliminate volatility in feedstock prices. By eliminating potential differences in results of operations between periods or companies caused by factors such as depreciation and amortization methods, historic cost and age of assets, financing and capital structures and taxation positions or regimes, we believe that Adjusted EBITDA can provide a useful additional basis for comparing the current performance of the underlying operations being evaluated. For these reasons, we believe EBITDA-based measures are often used by the investment community as a means of comparison of companies in our industry. By deducting variable costs (such as raw materials, packaging, utilities and distribution costs) from revenue, we believe that Contribution Margins can provide a useful basis for comparing the current performance of the underlying operations being evaluated by indicating the portion of revenue that is not consumed by these variable costs and therefore contributes to the coverage of all costs and profits.
Different companies and analysts may calculate measures based on EBITDA, contribution margins and working capital differently, so making comparisons among companies on this basis should be done carefully. Adjusted EBITDA, Contribution Margins and Net Working Capital are not measures of performance under GAAP and should not be considered in isolation or construed as substitutes for revenue, consolidated net income for the period, income from operations, gross profit and other GAAP measures as an indicator of our operations in accordance with GAAP.

ORION ENGINEERED CARBONS S.A.
Reconciliation of Non-GAAP to GAAP Financial Measures
The following tables present a reconciliation of each of Adjusted EBITDA and Adjusted EPS to the most directly comparable GAAP measure:

Reconciliation of profit	Third Quarter		Nine Months Ended September 30,
(In thousands)	2021	2020	2021	2020

Net income	$21,012	$8,997	$133,608	$9,250
Add back income tax expense	6,753	2,250	48,517	4,006
Add back equity in earnings of affiliated companies, net of tax	(143)	(141)	(536)	(426)
Income before earnings in affiliated companies and income taxes	27,622	11,106	181,589	12,830
Add back interest and other financial expense, net	11,456	10,768	30,366	28,656
Add back reclassification of actuarial losses from AOCI	1,197	2,273	3,649	7,325
Income from operations	40,275	24,147	215,604	48,811
Add back depreciation and amortization of intangible assets, right of use assets, and property, plant and equipment	23,810	23,999	74,610	69,721
EBITDA	64,085	48,146	290,214	118,532
Equity in earnings of affiliated companies, net of tax	143	141	536	426
Evonik legal settlement:
Cash settlement	—	—	(79,499)	—
Release of legal reserve, net	—	—	(3,359)	—
Long term incentive plan	1,120	1,182	3,396	1,242
EPA-related expenses	82	1,487	2,282	5,053
Extraordinary expense items related to COVID-19	—	823	—	3,548
Other adjustments	986	3,223	2,512	5,283
Adjusted EBITDA	$66,416	$55,002	$216,082	$134,084
The following table reconciles Contribution Margin and Contribution Margin per Metric Ton to gross profit:

	Third Quarter		Nine Months Ended September 30,
(In millions, unless otherwise indicated)	2021	2020	2021	2020

Net sales	$393.1	$282.0	$1,154.1	$820.7
Variable costs	252.6	163.8	712.9	496.4
Contribution Margin	140.5	118.2	441.2	324.3
Freight	23.3	17.9	69.8	48.7
Fixed costs	(65.1)	(56.9)	(199.7)	(169.7)
Gross profit	$98.7	$79.2	$311.3	$203.3
Volume (in kmt)	236.9	237.0	741.2	629.1
Contribution margin per metric ton	$593.1	$498.6	$595.3	$515.6
Gross profit per metric ton	$416.8	$334.1	$420.0	$323.2

ORION ENGINEERED CARBONS S.A.

Adjusted EPS	Third Quarter		Nine Months Ended September 30,
(In thousands, except per share amounts)	2021	2020	2021	2020

Net income	$21,012	$8,997	$133,608	$9,250
add back long term incentive plan	1,120	1,182	3,396	1,242
add back EPA-related expenses	82	1,487	2,282	5,053
add back extraordinary expense items related COVID-19	—	823	—	3,548
add back other adjustment items	986	3,223	2,512	5,283
add back reclassification of actuarial losses from AOCI	1,197	2,273	3,649	7,325
add back amortization	1,974	1,958	6,011	5,646
less gain related to legal settlement	—	—	(82,858)	—
add back foreign exchange rate impacts	757	5,072	5,243	12,380
add back amortization of transaction costs	2,680	530	3,756	1,531
Tax effect on add back items at estimated tax rate	(2,639)	(4,964)	16,803	(12,601)
Adjusted net income	$27,169	$20,581	$94,402	$38,657

Total add back items	$6,157	$11,584	$(39,206)	$29,407
Impact add back items per share	$0.10	$0.19	$(0.64)	$0.49
Earnings per share (basic)	$0.35	$0.15	$2.20	$0.15
Adjusted EPS	$0.45	$0.34	$1.56	$0.64

ORION ENGINEERED CARBONS S.A.

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share amounts)	2021	2020	2021	2020

Net sales	$393,066	$282,036	$1,154,119	$820,691
Cost of sales	294,345	202,854	842,801	617,372
Gross profit	98,721	79,182	311,318	203,319
Selling, general and administrative expenses	52,872	43,155	160,289	126,221
Research and development costs	5,677	7,352	16,379	16,757
Gain related to litigation settlement	—	—	(82,858)	—
Other (income) expenses, net	(103)	4,528	1,904	11,530
Income from operations	40,275	24,147	215,604	48,811
Interest and other financial expense, net	11,456	10,768	30,366	28,656
Reclassification of actuarial losses from AOCI	1,197	2,273	3,649	7,325
Income before earnings in affiliated companies and income taxes	27,622	11,106	181,589	12,830

Income tax expense	6,753	2,250	48,517	4,006
Equity in earnings of affiliated companies, net of tax	143	141	536	426
Net income	$21,012	$8,997	$133,608	$9,250

Weighted-average shares outstanding:
Basic	60,740	60,487	60,680	60,408
Diluted	60,840	61,259	60,756	61,296
Earnings per share:
Basic	$0.35	$0.15	$2.20	$0.15
Diluted	$0.35	$0.15	$2.20	$0.15

ORION ENGINEERED CARBONS S.A.
Condensed Consolidated Statements of Financial Position (Unaudited)

(In thousands, except share amounts)	September 30, 2021	December 31, 2020

ASSETS
Current assets
Cash and cash equivalents	$62,334	$64,869
Accounts receivable, net	300,697	234,796
Other current financial assets	2,958	3,630
Inventories, net	192,898	141,461
Income tax receivables	9,946	11,249
Prepaid expenses and other current assets	38,065	44,451
Total current assets	606,898	500,456
Property, plant and equipment, net	655,185	610,530
Right-of-use assets	90,516	85,639
Goodwill	79,716	84,480
Intangible assets, net	38,794	46,772
Investment in equity method affiliates	5,252	5,637
Deferred income tax assets	59,317	52,563
Other financial assets	712	761
Other assets	2,536	2,955
Total non-current assets	932,028	889,337
Total assets	$1,538,926	$1,389,793

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$150,152	$131,250
Current portion of long term debt and other financial liabilities	70,597	82,618
Current portion of employee benefit plan obligation	1,055	1,118
Accrued liabilities	49,662	49,176
Income taxes payable	51,559	23,906
Other current liabilities	41,210	36,677
Total current liabilities	364,235	324,745
Long-term debt, net	639,270	655,826
Employee benefit plan obligation	78,968	83,310
Deferred income tax liabilities	44,889	38,770
Other liabilities	98,818	106,129
Total non-current liabilities	861,945	884,035
Stockholders' Equity
Common stock
Authorized: 65,035,579 and 65,035,579 shares with no par value
Issued – 60,992,259 and 60,992,259 shares with no par value
Outstanding – 60,633,302 and 60,487,117 shares	85,323	85,323
Treasury stock, at cost, 358,957 and 505,142	(6,546)	(8,515)
Additional paid-in capital	69,893	68,502
Retained earnings	218,015	84,407
Accumulated other comprehensive loss	(53,939)	(48,704)
Total stockholders' equity	312,746	181,013
Total liabilities and stockholders' equity	$1,538,926	$1,389,793

ORION ENGINEERED CARBONS S.A.
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
(In thousands)	2021	2020

Cash flows from operating activities:
Net income	$133,608	$9,250
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation of property, plant and equipment and amortization of intangible assets and right of use assets	74,610	69,721
Amortization of debt issuance costs	3,756	1,531
Share-based incentive compensation	3,396	1,242
Deferred tax (benefit)	(2,693)	(11,224)
Foreign currency transactions	(8,979)	(1,782)
Reclassification of actuarial losses from AOCI	3,649	7,325
Other operating non-cash items, net	(2,436)	118
Changes in operating assets and liabilities, net:
Trade receivables	(75,696)	(6,682)
Inventories	(57,967)	39,576
Trade payables	12,584	(31,662)
Other provisions	6,519	(4,899)
Income tax liabilities	30,861	16,298
Other assets and liabilities, net	57	3,540
Net cash provided by operating activities	121,269	92,352
Cash flows from investing activities:
Acquisition of property, plant and equipment	(113,682)	(120,343)
Net cash used in investing activities	(113,682)	(120,343)
Cash flows from financing activities:
Proceeds from long-term debt borrowings	213,427	—
Repayments of long-term debt	(212,250)	(6,077)
Payments for debt issue costs	(2,750)	—
Cash inflows related to current financial liabilities	81,367	191,041
Cash outflows related to current financial liabilities	(87,345)	(110,859)
Dividends paid to shareholders	—	(12,045)
Taxes paid for shares issued under net settlement feature	(36)	(1,202)
Net cash provided by (used in) financing activities	(7,587)	60,858
Increase in cash, cash equivalents and restricted cash	—	32,867
Cash, cash equivalents and restricted cash at the beginning of the period	67,865	68,231
Effect of exchange rate changes on cash	(2,703)	(703)
Cash, cash equivalents and restricted cash at the end of the period	65,162	100,395
Less restricted cash at the end of the period	2,828	2,859
Cash and cash equivalents at the end of the period	$62,334	$97,536